Exhibit 99.1

Spectral AI Names Vincent S. Capone as Chief Executive Officer

DALLAS, TX – February 10, 2026 - Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced that the Company’s Board of Directors has appointed Vincent S. Capone as Chief Executive Officer of the Company, effective February 9, 2026.

The appointment of Mr. Capone, who currently serves as the Company’s Chief Financial Officer and General Counsel, comes as Spectral AI transitions towards commercialization of its proprietary, non-invasive, AI-driven burn wound assessment device – the DeepView® System.

“Vince brings a unique set of leadership skills to his new role, combining a background in law, accounting, finance and operations management supported by a strong vision for the Company’s future,” said Dr. J. Michael DiMaio, Chairman of the Board of Spectral AI. “He has a strong passion for our mission to provide clinicians with a novel technology that re-imagines the current standard of care in burn wound assessment. Vince has played an integral role working with me in leading Spectral AI to this point in our development, and he has earned the respect of our Board, leadership, team members, and partners. His appointment as CEO will help to ensure the evolution of our strategic direction with me as Executive Chairman.”

Mr. Capone has served as Spectral AI’s Chief Financial Officer since February 2024 and as General Counsel since March 2022. He has been a member of the Office of the Chairman since October 2024 which, under the leadership of Dr. DiMaio, has been responsible for day-to-day operational responsibilities and support of the clinical development and commercialization of the DeepView System. Mr. Capone began his career at KPMG LLP before practicing corporate and securities law as a partner with Reed Smith LLP. Prior to joining Spectral AI, he was President of a New York-based private equity fund investing in global life sciences and technology companies.

“I am honored to assume the role of CEO as the Company evolves towards commercialization,” said Mr. Capone. “I am also thankful to work alongside a talented team who drive our success every day. Our FDA submission of the DeepView System in June 2025 marked a major milestone for Spectral AI and a critical step forward to providing this innovative and potentially transformative technology. We are excited to deliver DeepView to the broader healthcare market and advance burn wound care in the U.S. and around the world.”

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView System. The DeepView System is being developed as a predictive diagnostic device to offer clinicians an objective and immediate assessment of a burn wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of exceeding the current standard of care in the future, the DeepView System is expected to provide fast and accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. Spectral AI has been named to TIME’s list of World’s Top HealthTech companies 2025. For more information about the DeepView System, visit www.spectral-ai.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the US Securities and Exchange Commission, including the Company’s Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Investors:

The Equity Group
Devin Sullivan	Conor Rodriguez
Managing Director	Associate
dsullivan@theequitygroup.com	crodriguez@theequitygroup.com